Atlas Financial Holdings, Inc.
(“the Corporation”)
FORM OF PROXY (“PROXY”)

Extraordinary General Meeting
Thursday, May 29, 2014 at 10:00 a.m. (Central Daylight Time)
150 Northwest Point Boulevard,
Elk Grove Village, IL 60007
(the “Meeting”)

RECORD DATE:	April 7, 2014
CONTROL NUMBER:
SEQUENCE #:
FILING DEADLINE FOR PROXY:	By 10:00 a.m. (Central Daylight Time) on May 27, 2014

VOTING METHODS
INTERNET	Go to www.voteproxyonline.com and enter the 12 digit control number above
FACSIMILE	(416) 595-9593
MAIL or HAND DELIVERY	TMX EQUITY TRANSFER SERVICES 200 University Avenue, Suite 300, Toronto, Ontario, M5H 4H1

The undersigned hereby appoints Scott Wollney, President and Chief Executive Officer of the Corporation, or failing him, Paul Romano, Chief Financial Officer of the Corporation (“Management Nominees”), as proxyholder on behalf of the undersigned with the power of substitution to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the Meeting and at any adjournment(s) or postponement(s) thereof, to the same extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment(s) or postponement(s) thereof in accordance with the voting instructions, if any, provided below.

This Proxy revokes and supersedes all earlier dated proxies and MUST BE SIGNED.

SEE VOTING GUIDELINES ON REVERSE

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS.

1. ELECTION OF DIRECTORS		FOR	WITHHOLD

a)	Jordan Kupinsky

b)	Gordon Pratt

c)	Larry Swets, Jr.

d)	Scott Wollney

e)	John T. Fitzgerald

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR		FOR	AGAINST	ABSTAIN

To consider and to pass, with or without variation, a resolution ratifying the appointment of BDO USA, LLP as the independent auditor of the Corporation for the fiscal year ending December 31, 2014.

3. APPROVAL OF AMENDMENTS TO ARTICLES OF ASSOCIATION		FOR	AGAINST	ABSTAIN

To consider and to pass, with or without variation, a special resolution approving amendments to the Articles of Association of the Corporation to update and modify certain provisions relating to indemnification.

This Proxy revokes and supersedes all earlier dated Proxies and MUST BE SIGNED.

PLEASE PRINT NAME	Signature of Registered Owner(s)	Date (MM/DD/YYYY)

Proxy Voting - Guidelines and Conditions

1.	THIS PROXY IS SOLICITED BY OR ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

2.	THIS PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING PROXY STATEMENT OF THE CORPORATION DATED APRIL 22, 2014, PRIOR TO VOTING.

3.
If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, “FOR” each of the nominees named in this Proxy, “FOR” the ratification of BDO USA, LLP as the Corporation’s independent auditor for the fiscal year ending December 31, 2014, and “FOR” the approval of an amendment to the Corporation’s Articles of Association.

4.
This Proxy confers discretionary authority on the Management Nominees to vote in his or her discretion with respect to amendments or variations to the matters identified in the Notice of Extraordinary General Meeting of Shareholders accompanying this Proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof, in each case, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Meeting is routine or is contested.

5.	To be valid, this Proxy must be signed. Please date the Proxy. If the Proxy is not dated, it is deemed to bear the date of it being received by or on behalf of management of the Corporation.

6.
To be valid, this Proxy must be filed using one of the Voting Methods and before the Filing Deadline for Proxies, noted above, or, in the case of any adjournment or postponement of the Meeting, not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the reconvened meeting.

7.
If the shareholder is a corporation, the Proxy must be executed by an officer or attorney thereof duly authorized, and the shareholder may be required to provide documentation evidencing the signatory's power to sign the Proxy.

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